CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Statements of Additional Information constituting parts of this Post-Effective
Amendment No. 100 to the registration statement on Form N-1A
(the "Registration Statement") of our reports dated December 10, 1997, relating to the financial statements and financial highlights appearing in the October 31, 1997 Annual Reports to Shareholders of Colonial Global Equity Fund, Colonial International Horizons Fund, Colonial Select Value Fund, Colonial International Fund for Growth, Colonial Strategic Balanced Fund, Colonial Global Utilities Fund and The Colonial Fund, each a series of Colonial Trust III, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "The Fund's Financial History" in the Prospectuses and "Independent Accountants" in the Statements of Additional Information.


PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP
Boston, Massachusetts
February 25, 1998